INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Webstation.Com, Inc. on Form S-1 of our report dated November 8, 1999 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Toback CPAs, P.C.
Phoenix, Arizona

November 15, 1999